UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 15, 2017

MetaStat, Inc.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)

000-52735	20-8753132
(Commission File Number)	(IRS Employer Identification No.)

27 Drydock Ave., 2nd Floor
Boston, Massachusetts 02210
(Address of principal executive offices and zip code)

(617) 531-6500
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

In June 2015, MetaStat, Inc. (the “Company”) entered into a consulting agreement (the “Agreement”) with Dr. Oscar Bronsther, the Company’s former chief executive officer and a current member of its board of directors, pursuant to which the Company agreed, among other things, to make certain cash payments to Dr. Bronsther. On February 15, 2017, in order to satisfy an outstanding cash obligation to Dr. Bronsther in the approximate amount of $160,000, the Company and Dr. Bronsther agreed that the Company will (1) pay to Dr. Bronsther an aggregate amount of $66,000 and (2) issue to Dr. Bronsther a five-year warrant to purchase 75,618 shares of the Company’s common stock at an exercise price of $3.00 per share (the “Warrant”).

Item 3.02.  Unregistered Sales of Equity Securities.

As described more fully in Item 8.01 above, on February 15, 2017, the Company issued the Warrant. The issuance was exempt from registration pursuant to Section 4(2) of, and Regulation D promulgated under, the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METASTAT, INC.

	By:	/s/ Douglas A. Hamilton
Dated: February 16, 2017		Name: Douglas A. Hamilton Title: President and CEO